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                                                                  Exhibit 24.2

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that Randall L. Tobias constitutes and appoints Robert R. Walker and D. Craig Nordlund, and each of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to Agilent Technologies, Inc.'s Registration Statement on Form S-1 filed by Agilent Technologies, Inc. on August 16, 1999 (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney has been signed by Randall L. Tobias on October 13, 1999.

        Signature                                       Title
        ---------                                       -----

/s/ Randall L. Tobias                                  Director
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    Randall L. Tobias